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                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


                  We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Graham-Field Health Products, Inc. of our report dated March 15, 1996, except as to the tenth paragraph of
Note 3, which is as of June 4, 1996, relating to the consolidated financial statements of Everest & Jennings International Ltd. We also consent to the application of such report to the Financial Statement Schedule of Everest & Jennings International Ltd. for the three years ended December 31, 1995 included in this Registration Statement when such schedule is read in conjunction with the consolidated financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
St. Louis, Missouri
December 22, 1997